Sub-Item 77C:

        Salomon Brothers Investment Series Funds Inc


               Annual Meeting of Stockholders

"                       August 19, 2002"


1.   Election of Directors


Nominees              Vote For
Vote Withheld
"Carol L. Colman       221,835,219"
"14,061,187"
"Daniel P. Cronin     222,332,129"
"13,564,277"
"Leslie H. Gelb       222,236,215"
"13,660,190"
"Dr. Riordan Roett   221,812,139"
"14,084,267"
"Jeswald W. Salacuse 221,824,142"
"14,072,264"
"R. Jay Gerken     222,468,693"
"13,427,712"
"Heath B. McLendon  221,912,668"
"13,983,737"


"2.   For Salomon Brothers High Yield Bond Fund, Salomon"
Brothers Strategic Bond Fund and Salomon Brothers
"Short/Intermediate U.S. Government Fund, approval of a" change in each Fund's investment objective (s)

"Stockholders of Salomon Brothers High Yield Bond Fund, Salomon"
Brothers Strategic Bond Fund and Salomon Brothers
Short/Intermediate U.S. Government Fund considered and voted upon "amending each Fund's investment objective(s) from ""current"
"income "" to ""total return."""


                                           Votes For
Vote Against   Abstentions
"Salomon Brothers High Yield Bond Fund      26,061,174"
"1,361,141     1,330,674"
"Salomon Brothers Strategic Bond Fund       5,793,804"
"264,110     309,664"
"Salomon Brothers Short/Intermediate U.S.Government Fund 2,991,881"
"319,003     181,639"



3.   Approval of the Reclassification of the Investment
Objective(s) from a Fundamental to a Non-Fundamental Policy


Stockholders considered and voted upon the reclassification of the investment objective of each of the funds of the Investment
Company from a fundamental to a non-fundamental policy.



Votes For    Votes Against    Abstentions
Salomon Brothers Asia Growth Fund
"472,124       52,517         48,494"
Salomon Brothers Balanced Fund
"2,944,363      208,350      271,565"
Salomon Brothers Cash Management Fund
"5,490,875     10,006,575        932,501"
Salomon Brothers High Yield Bond Fund
"19,706,000    7,591,598      1,455,390"
Salomon Brothers Institutional Money Market Fund
"1,901,805    44,363,921     18,868,481"
Salomon Brothers International Equity Fund
"583,011       26,075         32,200"
Salomon Brothers Large Cap Core Equity Fund
"400,936        --              --"
Salomon Brothers Large Cap Growth Fund
"335,841      28,924         18,845"
Salomon Brothers New York Municipal Money Market Fund
"50,835,856    20,576,175     6,243,724"
Salomon Brothers Small Cap Growth Fund
"7,601,971     833,711      447,504"
Salomon Brothers Strategic Bond Fund
"5,635,128     398,934      333,514"
Salomon Brothers Short/Intermediate U.S. Government Fund
"2,927,927    381,594      183,002"